Exhibit 5.2

KPMG LLP
Chartered Accountants	Telephone	(403) 691-8000
2700-205 5th Avenue SW	Fax	(403) 691-8008
Calgary AB T2P 4B9	Internet	www.kpmg.ca
Consent of Independent Registered Public Accounting Firm
The Board of Directors of Pengrowth Corporation,
as Administrators of Pengrowth Energy Trust
We consent to the use, through incorporation by reference into Amendment No. 1 to the registration statement on Form F-10, of our reports dated February 26, 2007 on the consolidated balance sheets of Pengrowth Energy Trust as of December 31, 2006 and 2005, and the related consolidated statements of income and deficit and cash flow for each of the years then ended, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006.
We consent to the use in the business acquisition report dated October 31, 2006, incorporated by reference into Amendment No. 1 to the registration statement on Form F-10, of our report dated February 14, 2006 on the consolidated balance sheets of Esprit Energy Trust as at December 31, 2005 and 2004 and the consolidated statements of earnings and retained earnings (deficit) and cash flows for each of the years then ended.
We consent to the use in the business acquisition report dated October 31, 2006, incorporated by reference into Amendment No. 1 to the registration statement on Form F-10, of our report dated August 21, 2006 on the related supplemental note of Esprit Energy Trust entitled “Differences between Canadian and United States Generally Accepted Accounting Principles” as at December 31, 2005 and 2004 and for each of the years then ended.
We also consent to the reference to our firm under the heading “Interest of Experts” in the prospectus.
Chartered Accountants
Calgary, Canada
December 5, 2007

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